EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Consolidated Subsidiaries of the Registrant (Jurisdiction of incorporation):

Parker North America Operations, Inc. (Nevada) (3)	100%
Parker Drilling Arctic Operating Inc. (Delaware)	100%
Parker Drilling International Holding Company LLC (Delaware) (1)	100%
Parker Drilling Management Services, Inc. (Nevada) (4)	100%

Certain subsidiaries have been omitted from the list since they would not, even if considered in the aggregate, constitute a significant subsidiary. All subsidiaries are included in the consolidated financial statements.

(1)	Parker Drilling International Holding Company owns 64.8% of Parker Drilling Eurasia, Inc. (Delaware)

(2)	Parker North America Operations, Inc. owns 100% of Parker Drilling Company North America, Inc. (Nevada); Parker USA Drilling Company (Nevada) and Parker Drilling Offshore Corporation (Nevada).*

*	Parker Drilling Offshore Corporation owns 100% of the following entities:

•	Mallard Argentine Holdings, Ltd. (Cayman Islands)

•	Mallard Drilling of South America, Inc. (Cayman Islands)

•	Mallard Drilling of Venezuela, Inc. (Cayman Islands)

•

Parker Drilling Offshore International, Inc. (formerly Mallard Drilling International, Inc.)(Cayman Islands), which owns 100% of Parker Drilling (Nigeria) Limited (Nigeria) and 100% of KDN Drilling Limited (Nigeria).

•

Parker Drilling Offshore USA, L.L.C. (Oklahoma), which owns 100% of Parker Drilling Company of Mexico, LLC (Nevada), 98% of Parker Drilling de Mexico, SRL (Mexico), 2% of PD Servicios Integrales, SRL (Mexico) and 100% of Parker Enex, LLC (Delaware).

•	Parker Technology, L.L.C. (Louisiana)

•	Parker Tools, LLC (Oklahoma), which owns 99% of Quail Tools, L.P. (formerly Quail Tools, L.L.P.) (Oklahoma).

•	Quail USA, LLC (Oklahoma), which owns 1% of Quail Tools, L.P. (formerly Quail Tools, L.L.P.) (Oklahoma).

SUBSIDIARIES OF THE REGISTRANT (continued)

*	Parker Drilling Offshore Corporation owns 98% of PD Servicios Integrales, SRL (Mexico).

*	Parker Drilling Offshore Corporation owns 2% of Parker Drilling de Mexico, SRL (Mexico).

*	Parker Drilling Offshore Corporation owns 35.2% of Parker Drilling Eurasia, Inc. (Delaware), which owns 100% of Parker Drilling Company International Limited (Nevada), 100% of Parker Drilling Company Eastern Hemisphere, Ltd. Co. (Oklahoma), 100% of Parker Drillserv, LLC (Delaware), 100% of Parker Drilltech, LLC (Delaware) and 99.96% of PD Offshore Holdings C.V. (Netherlands) which owns 100% of Parker 3source, LLC (Delaware) and 99.97% of PD Selective Holdings C.V. (Netherlands) which owns 100% of the following entities:

•	Parker Drillex, LLC (Delaware)

•	Parker Drilling AME Limited (Cayman Islands)

•	Parker Drilling Company of New Guinea, LLC (Delaware)

•	Parker Drilling Company of Sakhalin (Russia)

•	Parker Drilling Company of Singapore, LLC (Delaware)

•

Parker Drilling Netherlands B.V. (Netherlands), which owns 100% of Parker Drilling International B.V. (Netherlands), 100% of Parker Drilling Kazakhstan B.V. (Netherlands), 100% of Parker Drilling Russia B.V. (Netherlands), 100% of Parker Drilling Overseas B.V. (Netherlands), 100% of Primorsky Drill Rig Services BV (Netherlands)

•	Parker Drillsource, LLC (Delaware)

•	Parker Drilling Company Kuwait Limited (Bahamas)

•	PD Labor Sourcing, Ltd. (Cayman Islands)

•	PD Personnel Services, Ltd. (Cayman Islands)

•	Parker Singapore Rig Holding Pte. Ltd. (Singapore)

*	Parker Drilling Offshore Corporation owns 26% of Parker Drilling Pacific Rim, Inc. (Delaware), which owns 100% of Parker Rigsource, LLC (Delaware) and 99.88% of PD International Holdings C.V. (Netherlands) which owns 100% of Parker 5272, LLC (Delaware) and 99.96% of PD Dutch Holdings C.V. (Netherlands) which owns 100% of the following entities:

•	Parker Drilling (Kazakhstan), LLC (Delaware), which owns 100% of Parker Central Europe Rig Holdings LLC (Hungary) and 100% of Aral Parker CJSJ (Kazakhstan)

•	Parker Drilling Company International, LLC (Delaware), which owns 50% of Parker SMNG Drilling LLC (Russia)

•	Parker Drilling Company of New Zealand Limited (New Zealand)

•	Parker Drilling Dutch B.V. (Netherlands), which owns 100% of Parker Drilling Offshore B.V. (Netherlands) and 50% of SaiPar Drilling Co. BV (Netherlands)

•	Parker Drilling International of New Zealand Limited (New Zealand)

(3)	Parker Drilling Management Services, Inc. owns 1% of PD Management Resources, L.P., and 100% of Parker USA Resources, LLC, which owns 99% of PD Management Resources, L.P.**

**	PD Management Resources, L.P. and Parker USA Resources, LLC were merged into Parker Drilling Management Services, Inc. effective December 31, 2012 at 11:59 p.m.